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                                  EXHIBIT 23.4

                            CONSENT OF MOORE STEPHENS

                              INDEPENDENT AUDITORS




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May 18, 2001


The Cronos Group
16 Allee Marconi
Boite Postale 260
L-2120 Luxembourg


Dear Sirs:


CONSENT OF INDEPENDENT AUDITORS

        As independent auditors, we hereby consent to the inclusion in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph on the possibility of Cronos becoming a defendant in certain lawsuits, dated 8 April 1999, on our audit of the financial statements of The Cronos Group. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                                        Yours faithfully,

                                        MOORE STEPHENS